                                                                  EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
           AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (DOLLARS IN THOUSANDS)


                                                         HISTORICAL                                  PRO FORMA
                                              --------------------------------  ---------------------------------------------------
                                               FISCAL YEAR     THREE MONTHS      FISCAL YEAR     THREE MONTHS       THREE MONTHS
                                                  ENDED            ENDED            ENDED            ENDED              ENDED
                                                  1997            4/3/98            1997            4/3/98             4/4/97
                                              -------------  -----------------  -------------  -----------------  -----------------
Interest expense............................    $   5,900        $   2,937        $  14,666        $   3,728          $   3,670
Estimated interest portion of rent
 expense....................................          468              100              539              150                121
                                              -------------         ------      -------------         ------             ------
Fixed charges...............................    $   6,368        $   3,037        $  15,205        $   3,878          $   3,791
                                              -------------         ------      -------------         ------             ------
                                              -------------         ------      -------------         ------             ------

Income (loss) before income taxes...........    $  (5,761)             720            4,301              660                646
Fixed charges...............................        6,368            3,037           15,205            3,878              3,791
Less; interest charges capitalized..........          (29)              (9)             (29)              (9)                (4)
                                              -------------         ------      -------------         ------             ------
Earnings....................................    $     578        $   3,748        $  19,477        $   4,529          $   4,433
                                              -------------         ------      -------------         ------             ------
                                              -------------         ------      -------------         ------             ------
Ratio of earnings to fixed charges(A).......       --                 1.2x             1.3x             1.2x               1.2x
                                              -------------         ------      -------------         ------             ------
                                              -------------         ------      -------------         ------             ------
Fixed Charges...............................        6,368            3,037           15,205            3,878              3,791
Preferred stock dividend requirements.......        1,039              738            3,814              953                953
Accretion of carrying value of preferred
 stock......................................          139              102              403              101                101
                                              -------------         ------      -------------         ------             ------
Combined fixed charges and preferred stock
 dividends..................................        7,546            3,877           19,422            4,932              4,845
                                              -------------         ------      -------------         ------             ------
Ratio of earnings to combined fixed charges
 and preferred stock dividends(B)...........       --               --                 1.0x           --                 --
                                              -------------         ------      -------------         ------             ------
                                              -------------         ------      -------------         ------             ------

(A) Earnings were insufficient to cover fixed charges by $5,790 in fiscal year 1997.

(B) Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $6,968 for fiscal year 1997, $129 in the three months ended April 3, 1998 and $403 for the pro forma three months ended April 3, 1998 and $412 for the pro forma three months ended April 4, 1997.